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                                                                       EXHIBIT 5


                           OPINION OF WARING COX, PLC


                                December 27, 2000

Hancock Fabrics, Inc
3406 West Main Street
Tupelo, Mississippi 38801

       Re:    Registration on Form S-8

Gentlemen:

       We have acted as counsel for Hancock Fabrics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to one hundred thousand (100,000) shares of the Company's common stock ("the Shares"), issuable under the terms of Hancock Fabrics, Inc. Stock Compensation Plan for Non-Employee Directors as referenced in the Registration Statement (the "Plan").

       In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

       Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

              (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

              (ii) The Shares covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

       This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.


                                    Very truly yours,

                                    WARING COX, PLC



                                    By: /s/ Samuel D. Chafetz
                                        ----------------------------------------
                                        Samuel D. Chafetz